Exhibit 4.9.9

NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND SIXTH  AMENDMENT TO GUARANTY AND SECURITY AGREEMENT

THIS NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND SIXTH AMENDMENT TO GUARANTY AND SECURITY AGREEMENT (this “Amendment”), dated as of December 9, 2013 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), the other Borrowers signatory hereto, HEADWATERS INCORPORATED, a Delaware corporation (“Parent”) and HEADWATERS PLANT SERVICES, INC., a Utah corporation (“HPS”, and together with Parent, each individually a “Guarantor”, and collectively, the “Guarantors”).

RECITALS

A.                                    Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guarantors and Agent have previously entered into that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Guarantors have guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

C.                                    Borrowers have requested that Agent and the Lenders amend the Loan Agreement and Guarantors have requested that Agent and the Lenders amend the Guaranty, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

D.                                    Borrowers and Guarantors are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement or the Guaranty are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendments to Loan Agreement.

(a)                                 Clauses (c) and (e) of the definition of “2013 Senior Notes Conditions” in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(c) any such Debt has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Senior Notes Refinancing Debt (except that

Parent’s 7 1/4% Senior Notes due 2019 shall be permitted to have a final maturity date of January 15, 2019);”

“(e) all such Debt is either (i) unsecured, or (ii) subject to the Intercreditor Agreement;”

(b)                                 Section 10.2.1(s) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(s)                             2013 Senior Notes Debt of any Borrower or any Guarantor so long as it is subject to the terms of the Intercreditor Agreement to the extent such Debt is secured.”

2.                                      Amendment to Guaranty.

(a)                                 Section 5.2(a)(xvii) of the Guaranty is hereby amended and restated in its entirety to read as follows:

“(xvii)              2013 Senior Notes Debt of any Guarantor so long as it is subject to the terms of the Intercreditor Agreement to the extent such Debt is secured.”

3.                                      Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)                                 Amendment.  Agent shall have received this Amendment, executed by Borrowers, Guarantors and each Lender in a sufficient number of counterparts for distribution to all parties.

(b)                                 Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(c)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

(d)                                 Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

4.                                      Representations and Warranties.  Each Borrower and each Guarantor represents and warrants as follows:

(a)                                 Authority.  Each Borrower and each Guarantor has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower and each Guarantor of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Borrower and each Guarantor.  This Amendment and each Loan Document to which each Borrower or each Guarantor is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower and such Guarantor, enforceable against such Borrower and such Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting

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the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Borrower or each Guarantor is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower and each Guarantor, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower or such Guarantor.

(e)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

5.                                      Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

6.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

7.                                      Reference to and Effect on the Loan Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.  Upon and after the effectiveness of this Amendment, each reference in the Guaranty to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Guaranty, and each reference in the other Loan Documents to “the Guaranty”, “thereof” or words of like import referring to the Guaranty, shall mean and be a reference to the Guaranty as modified and amended hereby.

(b)                                 Except as specifically amended above, the Loan Agreement, the Guaranty and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

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(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

8.                                      Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof, and each Guarantor hereby restates, ratifies and reaffirms each and every term and condition set forth in the Guaranty, as amended hereby, and the Loan Documents effective as of the date hereof.

9.                                      Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower or such Guarantor as against Agent or any Lender with respect to the Obligations.

10.                               Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

11.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS CONSTRUCTION MATERIALS, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Texas limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ATLANTIC SHUTTER SYSTEMS, INC.,
a South Carolina corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

GUARANTORS:

HEADWATERS INCORPORATED,
a Delaware corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS PLANT SERVICES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Monirah J. Masud
Name: Monirah J. Masud
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Meredith G. Gall
Name: Meredith G. Gall
Title: Vice President